                                                                    Exhibit 10.7


                                CREDIT AGREEMENT


                                      among


                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                                   as Borrower


                           NATIONSBANK OF TEXAS, N.A.,
                             as Administrative Agent


                             BANK ONE, TEXAS, N.A.,
                             as Documentation Agent


                                       and


                            THE LENDERS NAMED HEREIN,
                                   as Lenders


                                  $133,000,000


                                      As of
                                 October 6, 1997

                                TABLE OF CONTENTS

                                                                          Page
SECTION 1   DEFINITIONS AND TERMS............................................1
     1.1    Definitions......................................................1
     1.2    Time References.................................................11
     1.3    Other References................................................11
     1.4    Accounting Principles...........................................11

SECTION 2   TERM LOANS......................................................11

SECTION 3   TERMS OF PAYMENT................................................12
     3.1    Notes and Payments..............................................12
     3.2    Interest and Principal Payments.................................12
     3.3    Interest Options................................................13
     3.4    Selection of Interest Option....................................13
     3.5    Default Rate....................................................14
     3.6    Interest Recapture..............................................14
     3.7    Interest Calculations...........................................14
     3.8    Maximum Rate....................................................14
     3.9    Order of Application............................................15
     3.10   Sharing of Payments, Etc........................................15
     3.11   Booking Borrowings..............................................15
     3.12   Basis Unavailable or Inadequate for the Eurodollar Rate.........15
     3.13   Additional Costs................................................16
     3.14   Change in Governmental Requirement..............................16
     3.15   Funding Loss....................................................17
     3.16   Foreign Lenders.................................................17
     3.17   Fees............................................................17
     3.18   Extension of Maturity Date......................................17

SECTION 4   SECURITY........................................................18
     4.1    Guaranty........................................................18
     4.2    Liens on Pool Properties........................................18
     4.3    Collateral Documents............................................18
     4.4    Leases..........................................................18

SECTION 5   CONDITIONS PRECEDENT............................................18

SECTION 6   REPRESENTATIONS AND WARRANTIES..................................19
     6.1    Purpose of Credit Facility......................................19
     6.2    Existence, Good Standing, Authority and Compliance..............20
     6.3    Authorization and Contravention.................................20
     6.4    Binding Effect..................................................20
     6.5    Financial Statements; Fiscal Year...............................20
     6.6    Litigation......................................................20
     6.7    Taxes...........................................................20
     6.8    Environmental Matters...........................................21
     6.9    Employee Plans..................................................21
     6.10   Properties; Liens...............................................21
     6.11   Locations.......................................................21

                                      (i)

     6.12   Government Regulations..........................................22
     6.13   Transactions with Affiliates....................................22
     6.14   Insurance.......................................................22
     6.15   Labor Matters...................................................22
     6.16   Solvency........................................................22
     6.17   Full Disclosure.................................................22
     6.18   Exemption from ERISA; Plan Assets...............................22

SECTION 7   AFFIRMATIVE COVENANTS...........................................22
     7.1    Items to be Furnished...........................................22
     7.2    Use of Proceeds.................................................24
     7.3    Books and Records...............................................24
     7.4    Inspections.....................................................24
     7.5    Taxes...........................................................24
     7.6    Payment of Obligations..........................................24
     7.7    Expenses........................................................24
     7.8    Maintenance of Existence, Assets, and Business..................24
     7.9    Insurance.......................................................24
     7.10   Preservation and Protection of Rights...........................25
     7.11   Environmental Laws..............................................25
     7.12   INDEMNIFICATION.................................................25
     7.13   REIT Status.....................................................26
     7.14   ERISA Exemptions................................................26
     7.15   Listed Company..................................................26

SECTION 8   NEGATIVE COVENANTS..............................................26
     8.1    Payment of Obligations..........................................26
     8.2    Employee Plans..................................................26
     8.3    Liens...........................................................26
     8.4    Transactions with Affiliates....................................27
     8.5    Compliance with Governmental Requirements and Documents.........27
     8.6    Loans, Advances and Investments.................................28
     8.7    Dividends and Distributions.....................................28
     8.8    Sale of Assets..................................................28
     8.9    Mergers and Dissolutions........................................28
     8.10   Assignment......................................................28
     8.11   Fiscal Year and Accounting Methods..............................28
     8.12   New Businesses..................................................28
     8.13   Government Regulations..........................................28
     8.14   Pledgors........................................................29
     8.15   Amendment of Constituent Documents..............................29

SECTION 9   FINANCIAL COVENANTS.............................................29

SECTION 10  DEFAULT     29
     10.1   Payment of Obligation...........................................29
     10.2   Covenants.......................................................29
     10.3   Debtor Relief...................................................29
     10.4   Judgments and Attachments.......................................29
     10.5   Government Action...............................................30
     10.6   Misrepresentation...............................................30

                                     (ii)

     10.7   Default Under Other Agreements..................................30
     10.8   Validity and Enforceability of Loan Documents...................30
     10.9   Management Changes..............................................30
     10.10  Change in Control...............................................30
     10.11  Plan Assets.....................................................31

SECTION 11  RIGHTS AND REMEDIES.............................................31
     11.1   Remedies Upon Default...........................................31
     11.2   Waivers.  ......................................................31
     11.3   Performance by Administrative Agent.............................31
     11.4   Not in Control..................................................31
     11.5   Course of Dealing...............................................31
     11.6   Cumulative Rights...............................................31
     11.7   Application of Proceeds.........................................32
     11.8   Certain Proceedings.............................................32

SECTION 12  AGENTS AND THE LENDERS..........................................32
     12.1   Agents..........................................................32
     12.2   Expenses........................................................34
     12.3   Proportionate Absorption of Losses..............................34
     12.4   Delegation of Duties; Reliance..................................34
     12.5   Limitation of Agents' Liability.................................34
     12.6   Default.........................................................35
     12.7   Collateral Matters..............................................35
     12.8   Limitation of Liability.........................................37
     12.9   Relationship of Lenders.........................................37
     12.10  Benefits of Agreement...........................................37
     12.11  Approval of Lenders.............................................37

SECTION 13  MISCELLANEOUS...................................................38
     13.1   Headings........................................................38
     13.2   Nonbusiness Days; Time..........................................38
     13.3   Communications..................................................38
     13.4   Form and Number of Documents....................................38
     13.5   Survival........................................................38
     13.6   Governing Law...................................................38
     13.7   Invalid Provisions..............................................38
     13.8   Venue; Service of Process; Jury Trial...........................38
     13.9   Amendments, Consents, Conflicts and Waivers.....................39
     13.10  Multiple Counterparts...........................................40
     13.11  Successors and Assigns; Participations..........................40
     13.12  Discharge Only Upon Payment in Full; Reinstatement in
            Certain Circumstances...........................................42
     13.13  Entirety........................................................42
     13.14  Effectiveness...................................................42

                                     (iii)

                             SCHEDULES AND EXHIBITS


Schedule 1              Parties, Addresses, Term Loans, and Wiring Information
Schedule 2-A            Initial Pool Properties
Schedule 2-B            Initial Terramics Pool Properties
Schedule 2-C            Secondary Terramics Pool Properties
Schedule 5              Conditions Precedent
Schedule 6.2 Jurisdictions of Incorporation, Business, and Jurisdictions
Schedule 6.6            Litigation
Schedule 6.8            Environmental Matters
Schedule 6.11           Chief Executive Office
Schedule 6.13           Affiliates Transactions



Exhibit A               Compliance Certificate
Exhibit B               Conversion Request
Exhibit C               Form of Guaranty
Exhibit D               Form of Note
Exhibit E               Form of Assignment and Acceptance


                                     (iv)

                               CREDIT AGREEMENT



     THIS CREDIT AGREEMENT is dated as of October 6, 1997, among PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Borrower"), each of the lenders that are a signatory hereto or that becomes a signatory hereto as provided in Section 13.11(c) (individually, together with its successors and assigns, a "Lender" and collectively, the "Lenders"), NATIONSBANK OF TEXAS, N.A., as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns, the "Administrative Agent"), and BANK ONE, TEXAS, N.A., for itself and as Documentation Agent for the Lenders (in such capacity, together with its successors and assigns, the "Documentation Agent").

                               R E C I T A L S:
                               - - - - - - - -

     1. Borrower has requested that the Lenders extend to Borrower, in one or more advances as described herein, a term loan not to exceed the principal amount of $133,000,000.00.

     2. The Lenders are willing to extend the requested credit on the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 DEFINITIONS AND TERMS.

     1.1  Definitions.  Unless otherwise indicated, as used in the Loan
Documents:

     "Accumulated Depreciation" means, for any Person as of any date, the amount of accumulated depreciation deducted from the amount of assets of such Person, as reflected in the relevant financial statements of such Person and determined in accordance with GAAP.

     "Adjusted Net Operating Income" means, for the Pool Properties as of any determination date, (a) any cash rentals, proceeds, expense reimbursements, or income to be received from the Pool Properties (but excluding security or other deposits, late fees, early lease termination (to the extent that such termination payments exceed the rentals otherwise payable during the applicable measurement period for the applicable lease if the applicable lease had not been terminated) or other penalties, and other charges of a non-recurring nature) during the twelve (12) month period following the date of determination, based upon leases existing and rents in effect on the date of determination where tenants are paying rent in accordance with the terms of such leases, and which are not in material default, less (b) all cash costs and expenses that the Companies incurred as a result of, or in connection with, the development, operation, or leasing of the Pool Properties (but excluding tenant improvement costs, commission expenses, and principal and interest payments during such period) during the twelve (12) month period ending on the date of determination, less (c) to the extent exceeding the amounts for the applicable cash costs and expenses incurred by the Companies pursuant to (b) above, appropriate accruals for items such as taxes, insurance, or other expenses reasonably determined by Administrative Agent, a management fee at the greater of actual fees paid or two percent (2%) of rents and a capital improvement reserve of $1.00 per square foot, all as determined in accordance with accounting principles reasonably acceptable to Administrative Agent, consistently applied.

     "Administrative Agent" is defined in the preamble.

     "Affiliate" of a Person means any other individual or entity who directly or indirectly controls,

Credit Agreement
or is controlled by, or is under common control with, that Person. For purposes of this definition "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies (whether through ownership of voting securities or other ownership interests, by contract, or otherwise).

     "Agents" means Administrative Agent and Documentation Agent and "Agent" means any of the Agents.

     "Agreement" means this Credit Agreement, as amended, supplemented, or restated from time to time.

     "Appraised Value" means, with respect to the Pool Properties, as of any date, the appraised value of the Pool Properties pursuant to an appraisal commissioned by and addressed to Administrative Agent (acceptable to Administrative Agent as to form, substance, and appraisal date), prepared by a professional appraiser acceptable to Administrative Agent and having the minimum qualifications required under all applicable regulations governing Administrative Agent and the Lenders.

     "Approved Costs" means, for any Pool Property, the sum of the acquisition costs of such Pool Property (or the stock, partnership interests, or other ownership interests in the Pledgor of such Pool Property), whether in the form of cash, property, liabilities assumed, or other consideration.

     "Assumed Debt Service" means, as of any date, the greater of (a) the product of (i) the Fixed Constant, and (ii) the outstanding principal balance of the Term Loans as of such date, or (b) the product of (i) the Variable Constant, and (ii) the outstanding principal balance of the Term Loans as of such date.

     "Base Rate" means, for any day, the greater of (a) the sum of the Federal Funds Rate plus one-half of one percent (0.5%), or (b) the annual interest rate most recently announced by Administrative Agent as its prime rate (or, if the Person then acting as Administrative Agent under this Agreement is not a bank organized under the Governmental Requirements of the United States or any State, then the rate announced by NationsBank of Texas, N.A., or any successor thereof, as its prime rate) in effect at its principal office, automatically fluctuating upward and downward with and as specified in each announcement without special notice to Borrower or any other Person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer).

     "Base Rate Borrowing" means a Borrowing bearing interest at the Base Rate.

     "Borrowing" means (without duplication) any amount disbursed by (a) the Lenders to or on behalf of Borrower under the Loan Documents, or (b) any Lender in accordance with, and to satisfy the obligations of Borrower under, any Loan Document.

     "Business Day" means (a) for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by any Governmental Requirement to be closed in Texas or New York, and (b) for purposes of any Eurodollar Borrowing, a day that satisfies the requirements of clause (a) and is a day when commercial banks are open for domestic or international business in London.

     "Capital Lease" of any Person means any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet of any Person.

     "Change in Control" means, with respect to Borrower, the transfer of beneficial ownership of the outstanding partnership interests of Borrower such that PPT owns, directly or indirectly, less than

Credit Agreement
fifty-one percent (51%) of the outstanding partnership interests of Borrower.

     "CIGNA" means Connecticut General Life Insurance Company.

     "CIGNA Financing" means a Debt Issuance from CIGNA prior to the Third Advance, secured by the Secondary Terramics Pool Properties, the Net Proceeds of which do not exceed $60,000,000.00 in the aggregate.

     "Closing Date" means the date this Agreement is fully executed and delivered.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Collateral" means any property taken by Administrative Agent as Collateral under the Collateral Documents.

     "Collateral Documents" means the deeds of trust, mortgages, indemnity deeds of trust, assignments of rents and leases, security agreements, financing statements, and other loan and collateral documents creating, evidencing, and perfecting Liens in the Pool Properties in favor of Administrative Agent, for the benefit of the Lenders. The Collateral Documents for the Pool Properties shall be consistent with the forms used in connection with the Revolving Credit Agreement and include, without limitation, (a) a Deed of Trust, Assignment, Security Agreement, and Financing Statement, (b) an Assignment of Leases and Rents, and (c) Uniform Commercial Code Financing Statements.

     "Companies" means, without duplication, (a) PPT, (b) Borrower, and (c) each of their respective Consolidated Affiliates, and "Company" means any one of the Companies.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit A and signed by a Responsible Officer of Borrower and PPT.

     "Consolidated Affiliate" means, in respect of any Person, any other Person in whom such Person holds an equity or ownership interest and whose financial results would be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

     "Constant Annual Percent" means the percent of a principal amount of a loan required to be paid each year in order to amortize such loan at maturity as well as to pay the amount of interest due at each installment, which installments shall be equal monthly installments of principal and interest.

     "Constituent Documents" means, with respect to any Company, its articles or certificate of incorporation, bylaws, partnership agreements, organizational documents, limited liability company agreements, trust agreement, or such other document as may govern such entity's formation or organization.

     "Conversion Request" means a request substantially in the form of Exhibit B.

     "Current Financials" means, at any time, the consolidated Financial Statements of the Companies most recently delivered to Administrative Agent under Section 7.1(a) or 7.1(b), as the case may be.

     "Debt Issuance" means the issuance or incurrence by any Company of any Liabilities other than (a) accounts payable and other short-term liabilities not in the nature of indebtedness incurred in the

Credit Agreement
ordinary course of such Company's business, and (b) a loan to a Company in an amount not to exceed $35,000,000.00 and secured by the World Savings Center and Colonnade II properties owned by such Company.

     "Debtor Relief Laws" means Title 11 of the United States Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Governmental Requirements affecting creditors' Rights in effect from time to time.

     "Default" is defined in Section 10.

     "Defaulting Lender" means, as of any date, any Lender that has defaulted on any of its obligations under this Agreement, which default has not been cured or waived as of such date.

     "Default Rate" means an annual rate of interest equal from day-to-day to the lesser of (a) the then-existing Base Rate plus four (4%), and (b) the Maximum Rate.

     "Distribution" means, with respect to any shares of any capital stock, equity securities, or other ownership interests issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value of such securities or interests by such Person, (b) the declaration or payment of any dividend on or with respect to such securities or interests by such Person, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of such securities or interests, and (d) any other payment by that Person with respect to such securities or interests.

     "Documentation Agent" is defined in the preamble..

     "Eligible Assignee" means any of the following entities: (a) a commercial bank organized under the laws of the United States, or any state thereof; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States, in the country in which it is organized, or in another country which is also a member of the Organization for Economic Cooperation and Development; (c) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; and
(d) any other Person approved by Agents and, so long as no Default or Potential Default exists, Borrower.

     "Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by Borrower or any of its Consolidated Affiliates.

     "Ending Calendar Month" is defined in Section 3.4(a).

     "Environmental Law" means any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which Borrower or any of its Consolidated Affiliates is conducting or at any time has conducted business, or where any property of Borrower or any of its Consolidated Affiliates is located, including, without limitation, the Oil Pollution Act of 1990, as amended, ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and

Credit Agreement
other environmental conservation or protection Governmental Requirements. The term "oil" has the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) to the extent the Governmental Requirements of the state in which any property of Borrower or its any of its Consolidated Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

     "Equity Issuance" means the issuance or sale by any Company of any capital stock, partnership, profits, capital, or member interests, or options, warrants, or other right to subscribe for or otherwise acquire shares of capital stock or partnership, profits, capital, or member interests, of such Company, other than the issuance by Borrower of partnership interests in Borrower to sellers of properties or non-cash assets as a partial payment of the purchase price of such assets.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Eurodollar Rate" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first
(1st) day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, then the term "Eurodollar Rate" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Eurodollar Borrowing" means a Borrowing bearing interest at the sum of the Eurodollar Rate plus one and three-quarters of one percent (1.75%).

     "Extended Maturity Date" means April 6, 1999.

     "Extension Request" is defined in Section 3.18.

     "Federal Funds Rate" means, on any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Administrative Agent (which determination is conclusive and binding, absent manifest error) to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York on the next successive Business Day; provided, however, that (a) if such determination date is not a Business Day, then the Federal Funds Rate for such day shall be the rate for such transactions on the next preceding Business Day as published on the next successive Business Day, or (b) if those rates are not published for any Business Day, then the Federal Funds Rate shall be the average of the quotations at approximately 10:00 a.m. on such Business Day received by Administrative Agent from three (3) federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

Credit Agreement

     "Financial Statements" of a Person means balance sheets, and statements of earnings, shareholders' equity and cash flow prepared (a) according to GAAP, (b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any Consolidated Affiliates during the applicable period.

     "Fixed Constant" means 10.07%.

     "Funding Loss" means, without duplication, any loss, expense, or costs incurred by any Lender (including any loss, expense, or cost incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or maintain any portion of any Borrowing as a Eurodollar Borrowing) when (a) Borrower fails or refuses (for any reason other than any Lender's failure to comply with this Agreement) to take any Borrowing that it has requested under this Agreement, or (b) Borrower prepays or pays any Borrowing or converts any Borrowing to a Borrowing of another Type, in each case, before the last day of the applicable Interest Period.

     "Funds from Operations" means, for any Person for any period, Net Income before such Person's Share of the Net Income or loss of any Unconsolidated Affiliate, plus any and all cash distributions received by such Person representing such Person's Share of the Net Income of any Unconsolidated Affiliate, plus depreciation and amortization (exclusive of amortization of financing costs), all as determined in accordance with GAAP; provided that there shall not be included in such calculation (a) any proceeds of any insurance policy other than rental or business interruption insurance received by such Person, (b) any gain or loss which is classified as "extraordinary" in accordance with GAAP, or (c) any capital gains and taxes on capital gains.

     "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date of this Agreement, subject to changes permitted by Section 1.4.

     "Governmental Authority" means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel acting through binding arbitration or mediation, or (c) central bank.

     "Governmental Requirement" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

     "Guarantors" means PPT and Pledgors, and "Guarantor" means any one of the Guarantors.

     "Guaranty" means an Unconditional Guaranty of Payment dated of even date herewith, executed by each Guarantor in favor of Agents and the Lenders, and substantially in the form of Exhibit C.

     "Hazardous Substance" means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

     "Initial Advance" has the meaning set forth in Section 2.

     "Initial Pool Properties" means the Pool Properties described in
Schedule 2-A.

Credit Agreement

     "Initial Terramics Pool Properties" means the Pool Properties listed in
Schedule 2-B.

     "Interest Period" has the meaning set forth in Section 3.4(a).

     "Lenders" is defined in the preamble.

     "Liabilities" means (without duplication), for any Person, (a) any indebtedness, liabilities, or obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) any liabilities secured (or for which the holder of the Liability has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) any obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, including all Capital Leases, (d) any guaranties, endorsements and other contingent obligations with respect to Liabilities or obligations of others, (e) all indebtedness, obligations, or other liabilities in respect of interest rate contracts and foreign currency exchange agreements on a mark-to-market basis, (f) such Person's Share of any Liabilities of Unconsolidated Affiliates (other than of Broadmoor Austin Associates), and (g) any minority interests in Consolidated Affiliates (other than minority interests reflected in the Financial Statements of PPT relating to units of partnership interests in Borrower), and "Liability" means any of the Liabilities.

     "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other substantially similar arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

     "Litigation" means any action by or before any Governmental Authority.

     "Loan Documents" means (a) this Agreement, certificates, and reports delivered under this Agreement, and exhibits and schedules to this Agreement,
(b) the Notes, (c) the Guaranties, (d) the Collateral Documents, if executed, and (e) all other agreements, documents, and instruments executed by any Obligor in favor of Administrative Agent, Documentation Agent, or the Lenders (or any Agent on behalf of the Lenders) ever delivered in connection with or under this Agreement or otherwise delivered in connection with all or any part of the Obligation, and (e) all renewals, extensions and restatements of, and amendments and supplements to, any of the foregoing.

     "Material Adverse Event" means any circumstance or event that, individually or collectively with other circumstances or events, reasonably is expected to result in any (a) material impairment of the ability of any Obligor to perform any of its payment or other obligations under any Loan Document, (b) material impairment of the ability of any Agent or any Lender to enforce (i) any of the obligations of any Obligor under this Agreement or the other Loan Documents, or
(ii) any of their respective Rights under the Loan Documents, or (c) material and adverse effect on the financial condition of Borrower, PPT, or the Companies, taken as a whole.

     "Maximum Amount" and "Maximum Rate" respectively mean, for an Agent or a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Governmental Requirement, such Agent or Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

     "Moody's" means Moody's Investors Service, Inc. or, if Moody's no longer publishes ratings, another ratings agency acceptable to Administrative Agent.

     "Multiemployer Plan" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which Borrower or any of its Consolidated Affiliates (or any

Credit Agreement

Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of
Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

     "Net Income" means, for any Person for any period, the net earnings (or loss) after taxes of such Person, determined in accordance with GAAP.

     "Net Proceeds" means, with respect to any Equity Issuance or Debt Issuance by any Company, the amount of cash received by such Company in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) brokerage commissions, attorneys' fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees, and other similar commissions and fees (and expenses and disbursements of any of the foregoing), in each case, to the extent paid or payable by such Company; (b) printing and related expenses and filing, recording, or registration fees or charges or similar fees or charges paid by such Company; and (c) taxes paid or payable by such Company to any Governmental Authority as a result of such transaction; provided that with respect to any Debt Issuance that refinances existing Liabilities, "Net Proceeds" shall be limited to the excess of the Net Proceeds of such Debt Issuance over such existing Liabilities; provided further that, with respect to any Equity Issuance to a Person advised by Heitman Management Corporation in connection with Borrower's ownership of Cumberland Office Park in Atlanta, Georgia, "Net Proceeds" shall be limited to the excess of the Net Proceeds of such Equity Issuance over the amount required to be paid under the Revolving Credit Agreement in order to release such property from the Borrowing Base defined in the Revolving Credit Agreement.

     "Notes" means one of the promissory notes substantially in the form of the attached Exhibit D, and "Note" means any one of the Notes.

     "Obligation" means all present and future indebtedness and obligations, and all renewals, increases, and extensions thereof, or any part thereof, now or hereafter owed to any Agent or any Lender by Borrower under any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents or in connection with the protection of Rights under the Loan Documents.

     "Obligors" means Borrower and Guarantors, and "Obligor" means any one of the Obligors.

     "Participant" is defined in Section 13.11(b).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

     "Permitted Distributions" means, for (a) Borrower for any fiscal year of Borrower, an amount not to exceed ninety-five percent (95%) of Borrower's Funds from Operations for such fiscal year, and (b) PPT for any fiscal year of PPT, an amount not to exceed ninety-five percent (95%) of PPT's Funds from Operations for such fiscal year.

     "Permitted Liens" is defined in Section 8.3.

     "Person" means any individual, entity, or Governmental Authority.

     "Pledgors" means each Company (other than Borrower) that owns one or more of the Pool

Credit Agreement

Properties, and "Pledgor" means any one of the Pledgors.

     "Pool Properties" means (a) prior to the Second Advance, the Initial Pool Properties, (b) after the Second Advance and before the Third Advance, the Initial Pool Properties and the Initial Terramics Pool Properties, and (c) after the Third Advance, the Initial Pool Properties, the Initial Terramics Pool Properties, and the Secondary Terramics Pool Properties, and "Pool Property" means any one of the Pool Properties.

     "Post-Foreclosure Plan" is defined in Section 12.7 herein.

     "Potential Default" means the occurrence of any event or the existence of any circumstance that could, upon notice or lapse of time or both, become a Default.

     "PPT" means Prentiss Properties Trust, a Maryland real estate investment trust.

     "Pro Rata" and "Pro Rata Share" means, for any Lender, the percentage obtained by dividing (a) the aggregate unpaid principal amount of such Lender's Note by (b) the aggregate unpaid principal amount of all Notes of all Lenders.

     "Protective Advance" means all sums expensed as reasonably determined by the Administrative Agent to be necessary: (a) to protect the priority, validity and enforceability of the Liens in the Collateral and the instruments evidencing or securing the Collateral and the Obligation; and/or (b) to (i) prevent the value of the Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause the Collateral to lose value), or (ii) protect the security of any of the Collateral from being materially impaired, including, without limitation, any amounts expended in accordance with Sections 12.2 and 12.7 of this Agreement and any Post-Foreclosure Plan. Administrative Agent agrees to exercise its reasonable best efforts to notify Borrower at least five (5) days prior to incurring any such expenditures, except in the case of exigent circumstances.

     "Purchaser" is defined in Section 13.11(c).

     "REIT" means a "real estate investment trust" for purposes of the Code.

     "Representatives" means representatives, officers, directors, employees, attorneys, and agents.

     "Required Lenders" means, as of any date, any combination of Lenders (other than any Defaulting Lenders) who collectively hold sixty-six and two-thirds percent (66-2/3%) of the outstanding principal balance of the Term Loans (other than of any Defaulting Lenders).

     "Reserve Requirement" means, with respect to any Eurodollar Borrowing for the relevant Interest Period, the actual aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal and other reserves required by applicable Governmental Requirement) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

     "Responsible Officer" means, for any Person, any chairman, president, chief executive officer, chief financial officer, controller, secretary, executive vice president, or senior vice president of such Person.

     "Revolving Credit Agreement" means that certain Credit Agreement dated as of October 17, 1996 between Borrower, Administrative Agent (as Documentation Agent), Documentation Agent (as Administrative Agent), and the Lenders named therein, as modified, amended, renewed, extended, or

Credit Agreement
restated from time to time.

     "Rights" means rights, remedies, powers, privileges, and benefits.

     "Scheduled Maturity Date" means April 6, 1998.

     "Second Advance" has the meaning set forth in Section 2.

     "Secondary Terramics Pool Properties" means the Pool Properties listed in
Schedule 2-C.

     "S & P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or, if S & P no longer publishes ratings, then another ratings agency acceptable to Agent.

     "Share" means, for any Person, such Person's share of the assets, liabilities, revenues, income, losses, or expenses of an Unconsolidated Affiliate based upon such Person's percentage ownership of such Unconsolidated Affiliate.

     "Solvent" means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its Liabilities, (b) it has sufficient cash flow to enable it to pay its Liabilities as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

     "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

     "Term Loan" means, for a Lender, the amount (which is subject to reduction and cancellation as provided in this Agreement) stated beside such Lender's name on Schedule 1 as most recently amended under this Agreement, as the same may be increased or decreased from time to time by further assignment pursuant to
Section 13.11, and "Term Loans" means the Term Loans of all Lenders in the aggregate maximum amount of $133,000,000.00.

     "Third Advance" has the meaning set forth in Section 2.

     "Total Assets" means, for any Person, as of any date, such Person's (a) consolidated total assets determined in accordance with GAAP, plus (b) Accumulated Depreciation, minus (c) investments in Unconsolidated Affiliates (other than of Broadmoor Austin Associates) included in the determination of Total Assets in (a) above, plus (d) such Person's Share of any total assets determined in accordance with GAAP of Unconsolidated Affiliates (other than of Broadmoor Austin Associates).

     "Type" means any type of Borrowing determined with respect to the applicable interest option.

     "Unconsolidated Affiliate" means any Person in whom Borrower or PPT holds a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of Borrower or PPT on the consolidated financial statements of Borrower or PPT.

     "Variable Constant" means, as of any date, a variable Constant Annual Percent utilizing (i) a rate of interest equal to two percent (2%) in excess of the most recent rate published on such date in the United States Federal Reserve Statistical Release (H.15) for 10-year Treasury Constant Maturities, and (ii) a twenty-five (25) year amortization.

     1.2 Time References. Unless otherwise specified in the Loan Documents (a) time references are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word

Credit Agreement

"from" means "from and including" and the word "to" or "until" means "to but excluding."

     1.3  Other References.  Unless otherwise specified in the Loan Documents
(a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) headings and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Governmental Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

     1.4 Accounting Principles. Under the Loan Documents, unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) all accounting and financial terms and compliance with financial covenants must be for the Companies, on a consolidated basis, as applicable. If there is a change in GAAP after the date hereof, the Compliance Certificate shall include calculations setting forth the adjustments from the relevant financial items as shown in the Current Financials, based on the then-current GAAP, to the corresponding financial items based on GAAP as used in the Current Financials delivered to Administrative Agent and the Lenders on or prior to the date hereof, so as to demonstrate how such financial covenant compliance was derived from the Current Financials.

SECTION 2 TERM LOANS. Subject to the terms and conditions set forth in this Agreement, the Term Loans shall be funded in (a) one (1) advance, on or about the date hereof, in an aggregate amount not to exceed $66,305,000.00 (the "Initial Advance"), (b) in one (1) advance, on or before the Scheduled Maturity Date, in an aggregate amount not to exceed $9,185,000.00 (the "Second Advance"), and (c) in one (1) advance, on or before the Scheduled Maturity Date, in an aggregate amount not to exceed $57,510,000.00 (the "Third Advance"). Notwithstanding the foregoing, (i) the Second Advance shall be reduced by an amount equal to the excess, if any, of any Net Proceeds of any Debt Issuance (other than the CIGNA Financing) or Equity Issuance on or after the Closing Date over the outstanding principal balance of the Notes as of the date of such Debt Issuance or Equity Issuance, and (ii) the Third Advance shall be reduced by an amount equal to (A) the excess, if any, of any Net Proceeds of any Debt Issuance or Equity Issuance on or after the Closing Date over the outstanding principal balance of the Notes as of the date of such Debt Issuance or Equity Issuance, less (B) the amount of any reduction in the Second Advance, if any, pursuant to subsection (i) above. The Term Loans shall bear interest from time to time in accordance with selections made by Borrower from time to time pursuant to
Section 3.4. Borrower may not reborrow any portion of the Term Loans.

SECTION 3 TERMS OF PAYMENT.

     3.1  Notes and Payments.

     (a) The Term Loans shall be evidenced by the Notes, one payable to each Lender in the

Credit Agreement
stated principal amount of its Term Loan.

     (b) Borrower must make each payment and prepayment on the Obligation, without offset, counterclaim, or deduction, to Administrative Agent's principal office in Dallas, Texas, in funds that will be available for immediate use by Administrative Agent by 12:00 noon on the day due. Payments received after such time shall be deemed received on the next Business Day. Administrative Agent shall pay to each Lender any payment to which such Lender is entitled on the same day Administrative Agent receives the funds from Borrower if Administrative Agent receives the payment or prepayment before 12:00 noon, and otherwise before 12:00 noon on the following Business Day. If and to the extent that Administrative Agent does not make payments to the Lenders when due, then Administrative Agent shall be obligated to pay to the Lenders such unpaid amounts together with interest at the Federal Funds Rate from the due date until (but not including) the payment date.

     3.2  Interest and Principal Payments.

     (a) Interest Payments. Accrued interest on the unpaid principal balance of the Notes is due and payable on the first (1st) day of each calendar month during the term of this Agreement, commencing on November 1, 1997, and on the Scheduled Maturity Date or the Extended Maturity Date (if the Scheduled Maturity Date is extended as provided in Section 3.18).

     (b)  Principal Payments.

          (i) If the Scheduled Maturity Date is not extended to the Extended Maturity Date, as provided in Section 3.18, then the unpaid principal balance of the Notes is due and payable on the Scheduled Maturity Date.

          (ii) If the Scheduled Maturity Date is extended to the Extended Maturity Date, as provided in Section 3.18, then Borrower shall repay the unpaid principal balance of the Notes (A) in three (3) quarterly instalments, on July 1, 1998, October 1, 1998, and January 1, 1999, each in the amount of $375,000.00, and (ii) in one (1) final installment, on the Extended Termination Date, in the amount of the unpaid principal balance of the Notes as of such date.

     (c) Voluntary Prepayment. Borrower may voluntarily repay or prepay all or any part of the unpaid principal balance of the Notes at any time without premium or penalty, subject to the following conditions:

          (i) Administrative Agent must receive Borrower's written payment notice by 11:00 a.m. on (A) the Business Day preceding the date of payment of a Eurodollar Borrowing, and (B) the Business Day preceding the date of payment of a Base Rate Borrowing, which shall specify the payment date and the Type and amount of the Borrowing(s) to be paid, and which shall constitute an irrevocable and binding obligation of Borrower to make a repayment or prepayment on the designated date;

          (ii) each partial repayment or prepayment must be in a minimum amount of at least $1,000,000.00 or a greater integral multiple of $100,000.00, or, if less, the unpaid principal balance of the Notes; and

          (iii)  Borrower shall pay any related Funding Loss upon demand.

     (d) Mandatory Prepayment. Notwithstanding anything contained herein or in the Notes to the contrary, Borrower shall prepay the unpaid principal balance of the Notes in an amount equal to the Net Proceeds of any Debt Issuance or Equity Issuance on or after the Closing Date, other than the

Credit Agreement                      12

CIGNA Financing.

     3.3 Interest Options. Except as specifically otherwise provided, each Borrowing shall bear interest, if applicable, at an annual rate equal to the lesser of (a) the Base Rate or the Eurodollar Rate plus one and three-quarters of one percent (1.75%) (in each case as designated or deemed designated by Borrower and, in the case of Eurodollar Borrowings, for the Interest Period designated by Borrower), and (b) the Maximum Rate. Each change in the Base Rate and the Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.



     3.4  Selection of Interest Option.

     (a) When Borrower requests any Eurodollar Borrowing, Borrower shall elect the applicable interest period (each an "Interest Period"), which may be, at Borrower's option, one (1), two (2), or three (3) months during the period of time from the date hereof to the Scheduled Maturity Date, and one (1), two (2), three (3), or six (6) months during the period of time from the Scheduled Maturity Date to the Extended Maturity Date, if applicable, subject to the following conditions: (i) each Interest Period applicable to any Borrowing commences on the day on or after the day when the next preceding applicable Interest Period expires; (ii) if any Interest Period for a Eurodollar Borrowing begins on a day for which there exists no numerically corresponding Business Day in the calendar month at the end of the Interest Period ("Ending Calendar Month"), then the Interest Period ends on the next succeeding Business Day of the Ending Calendar Month, unless there is no succeeding Business Day in the Ending Calendar Month in which case the Interest Period ends on the next preceding Business Day of the Ending Calendar Month; and (iii) no Interest Period for any portion of Term Loans may extend beyond the scheduled repayment date for that portion of the Term Loans.

     (b) Borrower may (i) on the last day of the applicable Interest Period (or at any other time, subject to payment of any Funding Loss) convert all or part of a Eurodollar Borrowing to a Base Rate Borrowing, (ii) at any time convert all or part of a Base Rate Borrowing to a Eurodollar Borrowing, and (iii) on the last day of an Interest Period, elect a new Interest Period for a Eurodollar Borrowing. Any such conversion may be accomplished by delivering a Conversion Request to Administrative Agent no later than 11:00 a.m. (A) on the third (3rd) Business Day before (x) the conversion date for conversion to a Eurodollar Borrowing, and (y) the last day of the Interest Period, for the election of a new Interest Period, and (B) one (1) Business Day before the last day of the Interest Period for conversion to a Base Rate Borrowing. Absent Borrower's notice of conversion or election of a new Interest Period, a Eurodollar Borrowing shall be converted to a Base Rate Borrowing when the applicable Interest Period expires.

     (c) Notwithstanding anything to the contrary contained in this Section 3.4,
(i) each Eurodollar Borrowing with respect to the Term Loans shall be in a minimum amount of $1,000,000.00 or a greater integral multiple of $100,000.00,
(ii) no more than five (5) Interest Periods shall be in effect at any one time with respect to Eurodollar Borrowings, and (iii) Borrower may not request a Eurodollar Borrowing if the interest rate applicable thereto under Section 3.3 would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Borrowing, but may give notice of the rate that it would have selected, which notice shall be controlling for purposes of Section 3.7.


     3.5 Default Rate. If permitted by applicable law, all past-due principal and interest accruing on any of the foregoing bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless of whether payment is made before or after entry of a judgment.

     3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, then the interest rate on that Borrowing is limited to the Maximum Rate, provided that any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by applicable law, Borrower shall pay an amount equal to the difference between
(a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.


     3.7  Interest Calculations.

     (a) Interest shall be calculated on the basis of actual number of days elapsed (including the first day but excluding the last day) but computed as if each calendar year consisted of 360 days for all Borrowings (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.


     (b) The provisions of this Agreement relating to calculation of the Base Rate and the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.



     3.8 Maximum Rate. Regardless of any provision contained in any Loan Document or any document related thereto, it is the intent of the parties to this Agreement that no Agent nor any Lender contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable law, and, if any Agent or any Lender ever does so, then any excess shall be treated as a partial repayment or prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower, Agents and the Lenders shall, to the maximum extent permitted under applicable law, (a) treat all Borrowings as but a single extension of credit (and the Lenders and Borrower agree that is the case and that provision in this Agreement for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary repayments or prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. If, however, the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, then the Lenders shall refund any excess (and the Lenders may not, to the extent permitted by applicable law, be subject to any penalties provided by any Governmental Requirements for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Governmental Requirements of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly rate ceiling" from time to time in effect under Article 5069-1.D, Title 79, Revised Civil Statutes of Texas, as amended.

     3.9 Order of Application. Any payments (including proceeds from the exercise of any Rights) shall be applied in the following order: (a) to all fees and expenses for which any Agent or the Lenders have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (b) to accrued interest on the

Term Loans; and (c) to the remaining Obligation in the order and manner as the Required Lenders deem appropriate. Each payment or prepayment shall be distributed to each Lender in accordance with its Pro Rata Share of such payment or prepayment.

     3.10 Sharing of Payments, Etc. If any Lender obtains any amount (whether voluntary, involuntary, or otherwise) that exceeds the part of that payment that such Lender is then entitled to receive under the Loan Documents, then such Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess amount ratably with each other Lender. If all or any portion of any excess amount is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this Section may, to the fullest extent permitted by applicable law, exercise all of its Rights of payment with respect to that participation as fully as if such Lender were the direct creditor of Borrower in the amount of that participation.


     3.11 Booking Borrowings. To the extent permitted by applicable law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under Section 3.13 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, Section
3.13 or 3.14 would apply to any of the Obligation. If any of the conditions of Sections 3.13 or 3.14 ever apply to a Lender, then such Lender shall, to the extent possible, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this Section, does not create any burden or adverse circumstance for such Lender that would not otherwise exist, and eliminates or ameliorates the conditions of Sections
3.13 or 3.14 as applicable.

     3.12  Basis Unavailable or Inadequate for the Eurodollar Rate.

     (a) Determination by Administrative Agent. If Administrative Agent determines that the basis for determining the applicable rate is not available, Administrative Agent shall promptly notify Borrower and the Lenders of that determination (which is conclusive and binding on Borrower absent manifest error), and all Borrowings shall bear interest at the Base Rate. Until Administrative Agent notifies Borrower that such circumstances no longer exist, the Lenders' commitments under this Agreement to make, or to convert to, Eurodollar Borrowings shall be suspended.

     (b) Determination by Lender. If any Lender determines that for the Term Loans made to Borrower hereunder and for other similar loans made by such Lender to similar borrowers the resulting rate does not accurately reflect the cost to such Lender of making or converting Borrowings at that rate for the applicable Interest Period, then such Lender shall promptly notify Administrative Agent and Borrower, and all Borrowings of such Lender shall bear interest at the Base Rate. Until Administrative Agent notifies Borrower that such circumstances no longer exist, such Lender's commitment under this Agreement to make, or to convert to, Eurodollar Borrowings shall be suspended.



     3.13  Additional Costs.

     (a) Reserves. With respect to any Eurodollar Borrowing, if (i) any change in present Governmental Requirement, any change in the interpretation or application of any present Governmental Requirement, or any future Governmental Requirement imposes, modifies, or deems applicable (or if compliance by any Lender with any such requirement of any Governmental Authority results in) any such requirement that any reserves (including any marginal, emergency, supplemental or special reserves) be maintained, and (ii) those reserves reduce any sums receivable by such Lender under this Agreement or increase the costs incurred by such Lender in advancing or maintaining any portion of any Eurodollar Borrowing, then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) such Lender (through Administrative Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to such Lender upon demand.

     (b) Capital Adequacy. With respect to any Borrowing, if any change in present Governmental Requirement or any future Governmental Requirement regarding capital adequacy or compliance by Administrative Agent or any Lender with any request, directive or requirement now existing or hereafter imposed by any Governmental Authority regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, use reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) Administrative Agent or such Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to Administrative Agent or such Lender upon demand.

     (c) Taxes. Any Taxes payable by Administrative Agent or any Lender or ruled (by a Governmental Authority) payable by Administrative Agent or any Lender in respect of this Agreement or any other Loan Document shall, if permitted by Governmental Requirement, be paid by Borrower, together with interest and penalties, if any (except for Taxes imposed on or measured by the overall net income of Administrative Agent or such Lender). Administrative Agent or such Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall promptly pay that amount to Administrative Agent for its account or the account of such Lender, as the case may be. If Administrative Agent or such Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

     (d) Survival. The provisions of this Section 3.13 shall survive the satisfaction and payment of the Obligation and termination of this Agreement.


     3.14 Change in Governmental Requirement. If any Governmental Requirement makes it unlawful for any Lender to make or maintain Eurodollar Borrowings, then such Lender shall promptly notify Borrower and Administrative Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a Base Rate Borrowing, and (b), as to any outstanding Borrowing, (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Base Rate Borrowing as of the date of notice, and Borrower shall pay any related Funding Loss, or (ii) if not prohibited by all Governmental Requirements, the Borrowing shall be converted to a Base Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly prepay the Borrowing, without penalty, together with any related Funding Loss.

     3.15 Funding Loss. Borrower Agrees To Indemnify Each Lender Against, And Pay To It Upon Demand, Any Funding Loss Of Such Lender. When any Lender demands that

Borrower pay any Funding Loss, such Lender shall deliver to Borrower and Administrative Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of this Section
3.15 shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

     3.16 Foreign Lenders. Each Lender that is organized under the Governmental Requirements of any jurisdiction other than the United States of America or any State thereof (a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligation, and (ii) it has furnished to Administrative Agent and Borrower two (2) duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other tax form acceptable to Administrative Agent (wherein it claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan Documents), and (b) covenants to (i) provide Administrative Agent and Borrower a new tax form upon the expiration or obsolescence of any previously delivered form according to Governmental Requirement, duly executed and completed by it, and (ii) comply from time to time with all Governmental Requirements with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower or Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Documents United States federal income tax at the full rate applicable under the Code.

     3.17  Fees.

     (a) Treatment of Fees. The fees described in this Section 3.17 (i) are not compensation for the use, detention, or forbearance of money, (ii) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (iii) are payable in accordance with Section 3.1(b), (iv) are non-refundable, (v) to the fullest extent permitted by applicable law, bear interest, if not paid when due, at the Default Rate, and (vi) are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be. The fees described in this Section 3.17 are in all events subject to the provisions of Section 3.8.

     (b) Agent Fees. Borrower shall pay to each Agent, solely for their own accounts, the fees described in the letter agreement between Borrower and Agents dated the same date as this Agreement, as such letter agreement may be modified or amended from time to time.


     (c) Extension Fee. Upon extension of the Scheduled Maturity Date to the Extended Maturity Date, as provided in Section 3.18, Borrower agrees to pay Administrative Agent, on or before the Scheduled Maturity Date, for the ratable account of Lenders, an extension fee equal to one-fourth of one percent (.25%) of the outstanding principal balance of the Notes as of the Scheduled Maturity Date.


     3.18 Extension of Maturity Date. If no Default or Potential Default exists, Borrower may request the extension of the Scheduled Maturity Date to the Extended Maturity Date by making such request in writing (an "Extension Request") to Administrative Agent at least forty-five (45) days prior to the Scheduled Maturity Date. The Scheduled Maturity Date shall be extended to the Extended Maturity Date only if: (a) all of the conditions precedent set forth in
Section 5 have been satisfied as of the Scheduled Maturity Date; (b) Borrower pays to Administrative Agent the extension fee set forth in Section 3.17(c); (c) Borrower grants to Administrative Agent first priority Liens in the Pool Properties and provides Administrative Agent with Collateral Documents and such documentation as Administrative Agent reasonably requests to show that Borrower has good and marketable title to the

Pool Properties; (d) the outstanding principal balance of the Notes as of the Scheduled Maturity Date do not exceed sixty-five percent (65%) of either (i) the Appraised Value of the Pool Properties, or (ii) the Approved Cost of the Pool Properties; (e) as of the Scheduled Maturity Date, the ratio of (i) Adjusted Net Operating Income, to (ii) Assumed Debt Service, is not less than 1.25 to 1.0; and (f) as of the Scheduled Maturity Date, no Material Adverse Event has occurred.


SECTION 4 SECURITY.


     4.1 Guaranty. Each Guarantor shall, pursuant to a Guaranty, unconditionally guarantee in favor of Agents and the Lenders the full payment and performance of the Obligation.

     4.2 Liens on Pool Properties. If, on the Scheduled Maturity Date, Borrower has not repaid the unpaid principal of and interest on the Term Loans, then Borrower and Pledgors shall grant to Administrative Agent, for the benefit of the Lenders, as security for the payment and performance of the Obligation, a valid, enforceable, perfected, first priority, and (except for Permitted Liens) only Lien in and to the Pool Properties.

     4.3 Collateral Documents. The Liens described in Section 4.2 shall be granted pursuant to, and more fully described in, the Collateral Documents, which Administrative Agent can require Borrower to execute pursuant to Section
4.2. Borrower shall be liable for, and shall reimburse Administrative Agent for, all "due diligence" expenses related to the execution of such Collateral Documents, including, but not limited to, attorneys' fees and recording expenses. Without limiting the foregoing, Borrower shall provide to Administrative Agent, at Borrower's expense, a mortgagee policy of title insurance for the Pool Properties and an appraisal of each Pool Property, prepared in accordance with written instructions from Administrative Agent by a third-party appraiser engaged directly by Administrative Agent. If the unpaid principal balance of the Term Loans has not been paid in full on or before January __, 1998, then Borrower agrees that Agents may, at Borrower's expense, commence due diligence with respect to the Pool Properties and preparation of Collateral Documents.

     4.4 Leases. If the Liens described in Section 4.2 shall be granted pursuant to, and more fully described in, the Collateral Documents, then all leases with respect to the Pool Properties shall be subject to the provisions of
Section 4.3 of the Revolving Credit Agreement.


SECTION 5 CONDITIONS PRECEDENT.

     (a) Initial Advance. Lenders will not be obligated to fund the Initial Advance unless: (i) Administrative Agent has timely received all of the items described on Schedule 5 with respect to Borrower, PPT, and each Pledgor owning the Initial Pool Properties; (ii) Agents shall have received all applicable fees; and (iii) Borrower shall have acquired good and indefeasible title to the Initial Pool Properties, which Initial Pool Properties shall be subject to, and comply with, the requirements of Section 8.3.

     (b) Second Advance. Lenders shall not be obligated to fund the Second Advance unless: (i) all of the conditions precedent to the Initial Advance have been satisfied; (ii) Borrower shall have acquired good and indefeasible title to the Initial Terramics Pool Properties, which Initial Terramics Pool Properties shall be subject to, and comply with, the requirements of Section 8.3; (iii) Agents have received property condition reports and environmental assessments with respect to the Initial Terramics Pool Properties acceptable to, and approved by, Agents; (iv) Agents have received copies of the acquisition documents with respect to the Initial Terramics Pool Properties acceptable to Agents; and (v) Administrative Agent has timely received all of the items described on Schedule 5 with respect to each Pledgor owning the Initial Terramics Pool Properties.

     (c) Third Advance. Lenders shall not be obligated to fund the Third Advance unless: (i) all of the conditions precedent to the Initial Advance and the Second Advance have been satisfied; (ii) Borrower shall have acquired good and indefeasible title to the Secondary Terramics Pool Properties, which Secondary Terramics Pool Properties shall be subject to, and comply with, the requirements of Section 8.3; (iii) Agents shall have received property condition reports and environmental assessments with respect to the Secondary Terramics Pool Properties acceptable to, and approved by, Agents; (iv) Agents shall have received copies of the acquisition documents with respect to the Secondary Terramics Pool Properties acceptable to Agents; (v) Administrative Agent has timely received all of the items described on Schedule 5 with respect to each Pledgor owning the Secondary Terramics Pool Properties; and (vi) the CIGNA Financing has not occurred.

     (d) All Advances and Borrowings. Lender shall not be obligated to (i) fund the First Advance, the Second Advance, or the Third Advance, (ii) convert any Base Rate Borrowing to a Eurodollar Borrowing, (iii) continue any Eurodollar Borrowing for a successive Interest Period, or (iii) extend the Scheduled Maturity Date to the Extended Maturity Date (as provided in Section 3.18), unless, as of the date of such advance, Borrowing, or extension: (A) all of the representations and warranties in the Loan Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by this Agreement); (B) no Default, Potential Default, or Material Adverse Event exists; and (C) such advance, Borrowing, or extension is permitted by all Governmental Requirements.

     (e) Generally. Each condition precedent in this Agreement (including those on Schedule 5) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Lenders may fund any Borrowing without all conditions being satisfied, but, to the extent permitted by Governmental Requirements, such funding shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Lenders specifically waive each item in writing.

SECTION 6 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agents and the Lenders as follows:

     6.1 Purpose of Credit Facility. Borrower shall use the proceeds of the Initial Advance to pay a portion of the outstanding principal balance under the Revolving Credit Agreement. Borrower shall use the proceeds of the Second Advance to acquire the Initial Terramics Pool Properties (or the stock, partnership interests, or other ownership interests in one or more Pledgors of the Initial Terramics Pool Properties). Borrower shall use the proceeds of the Third Advance to acquire the Secondary Terramics Pool Properties (or the stock, partnership interests, or other ownership interest in one or more Pledgors of the Secondary Terramics Pool Properties) or to refinance existing Liabilities incurred in connection with the acquisition of the Secondary Terramics Pool Properties (or the stock, partnership interests, or other ownership interest in one or more Pledgors of the Secondary Terramics Pool Properties). Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Term Loans shall be used, directly or indirectly, for a purpose that violates any Governmental Requirement, including the provisions of Regulation U.

     6.2 Existence, Good Standing, Authority and Compliance. Each Obligor is duly formed, validly existing and in good standing under the Governmental Requirements of the jurisdiction in which it is incorporated or formed as identified on the attached Schedule 6.2 (as supplemented from time to time). Each Obligor (a) is duly qualified to transact business and is in good standing as a foreign trust, corporation, limited liability company, partnership, or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, which jurisdictions are identified on the attached Schedule 6.2 (as supplemented from time to time to reflect changes as a result of transactions permitted by the Loan Documents), except where the failure to so qualify could not result in a Material Adverse Event, (b) possesses all requisite authority, permits, and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted, and (c) is in compliance with all applicable Governmental Requirements.

     6.3 Authorization and Contravention. The execution and delivery by each Obligor of each Loan Document or related document to which it is a party, and the performance by it of its obligations thereunder, (a) are within its trust, corporate, limited liability company, or partnership power, (b) have been duly authorized by all necessary trust, corporate, limited liability company, or partnership action of such Person, (c) require no action by or filing with any Governmental Authority, (d) do not violate any provision of its Constituent Documents, (e) do not violate any provision of any Governmental Requirement or order of any Governmental Authority applicable to it, (f) do not violate any material agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien on any asset of any Company, other than pursuant to the Loan Documents.

     6.4 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Document to which it is a party shall constitute a legal and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity.

     6.5 Financial Statements; Fiscal Year. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal audit adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Documents or disclosed in the Current Financials, no subsequent material adverse changes have occurred in the consolidated financial condition of the Companies from that shown in the Current Financials. The fiscal year of each Company ends on December 31.

     6.6 Litigation. Except as disclosed on the attached Schedule 6.6, no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to such Company or the Companies, taken as a whole or, if so adversely determined, is a Material Adverse Event. No outstanding and unpaid final and non-appealable judgments against any Company exist which could result in a Material Adverse Event.



     6.7  Taxes.

     (a) All Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency or are being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided.

     (b) As of the date hereof, no United States federal income tax returns of the "affiliated group" (as defined in the Code) of which any Company is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by or any of them (except for taxes being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise acceptable to Administrative Agent have been provided). The charges, accruals and reserves on the books of the Companies in respect of taxes or other governmental charges are, in the opinion of the Companies, adequate.

     (c)  PPT qualifies as a REIT.

     6.8 Environmental Matters. Except as disclosed on Schedule 6.8 and as specifically disclosed to Administrative Agent in a written environmental report or other writing delivered by Borrower to Administrative Agent prior to the date of execution hereof, (a) no environmental condition or circumstance exists that materially and adversely affects any Pool Property, (b) no Obligor has received any report of any Obligor's violation of any Environmental Law that has not been remedied, (c) no Obligor knows that any Obligor is under any obligation to remedy any violation of any Environmental Law, or (d) no Pool Property of any Obligor is used for, or to the knowledge of Borrower has been used for, storage, treatment or disposal of any Hazardous Substance, except for (i) the storage and use of cleaning and maintenance materials, used and stored in commercially reasonable quantities and in compliance with applicable Environmental Laws, and
(ii) light manufacturing and distribution activities of tenants, in compliance with applicable Environmental Laws, provided that such tenants are not primarily engaged in the treatment, processing, recycling or disposal of any Hazardous Substance, or for any other use that would give rise to the release of any Hazardous Substance on such facility. Each Obligor has taken prudent steps to determine that each Pool Property does not violate any Environmental Law.


     6.9 Employee Plans. Except where occurrence or existence could not reasonably be expected to result in a Material Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), and (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.

     6.10 Properties; Liens. Each Company has good title to all of its properties reflected in the Current Financials (except for properties that are obsolete or that have been disposed in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by Section 8.8 or Section 8.9).

     6.11 Locations. Each Obligor's chief executive office is located at the address on Schedule 6.11 (as supplemented from time to time). Each such Company's books and records are located at its chief executive office.

     6.12 Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

     6.13 Transactions with Affiliates. Except as disclosed on Schedule 6.13 (as supplemented from time to time if the disclosures are approved by Administrative Agent), no Company is a party to a material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     6.14 Insurance. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.


     6.15 Labor Matters. No actual or, to Borrower's knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could reasonably be expected to result in a Material Adverse Event exist. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any nonpayments that are not, individually or collectively, a Material Adverse Event.


     6.16 Solvency. Each Obligor is, and after giving effect to the Term Loans, will be, Solvent.


     6.17 Full Disclosure. Each material fact or condition relating to the financial condition or business of the Companies which could reasonably be expected to result in a Material Adverse Event has been disclosed to Administrative Agent. All information previously furnished, furnished on the date of this Agreement, and furnished in the future, by any Company to Administrative Agent in connection with the Loan Documents (a) was, is, and will be, true and accurate in all material respects or based on good faith estimates on the date the information is stated or certified, and (b) did not, does not, and will not, fail to state any material fact the existence of which or the omission of which could be or result in a Material Adverse Event


     6.18 Exemption from ERISA; Plan Assets. PPT is a "real estate operating company" within the meaning of 29 C.F.R. (S) 2510.3-101(e) (or any successor regulation) and the assets of the Companies would not be deemed "plan assets" as defined in 29 C.F.R. (S) 2510.3-101(a)(1) (or any successor regulation) of any Employee Plan or Multiemployer.


SECTION 7 AFFIRMATIVE COVENANTS. Until the Obligation is paid in full, Borrower covenants and agrees as follows:

     7.1 Items to be Furnished. Borrower shall cause the following to be furnished to Administrative Agent (with sufficient copies for each Lender):

     (a)  Annual Financial Statements.


          (i) Promptly after preparation, and no later than ninety (90) days after the last day of each fiscal year of PPT, Financial Statements of PPT showing the consolidated financial condition and results of operations of PPT as of, and for the year ended on, that last day, accompanied by: (A) the unqualified opinion of the firm of an accounting firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements of PPT were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of PPT; (B) a certificate from the accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained knowledge, the nature and period of existence thereof; and (C) a Compliance Certificate with respect to such Financial Statements.


          (ii) Promptly after preparation, and no later than ninety (90) days after the last day of each fiscal year of Borrower, Financial Statements of Borrower showing the consolidated financial condition and results of operations of Borrower as of, and for the year ended on, that last day, accompanied by: (A) a certificate of a Responsible Officer of Borrower stating that the Financial Statements of Borrower were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of Borrower; and (B) a Compliance Certificate with respect to such Financial Statements.

     (b) Periodic Financial Statements. Promptly after preparation, and no later than forty-five (45) days after the last day of each fiscal quarter (except the last) of Borrower and PPT: (i) Financial Statements of Borrower and PPT showing the consolidated financial condition and results of operations of Borrower and PPT for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter; and (ii) a Compliance Certificate with respect to the Financial Statements.

     (c)  Other Reports.


          (i) Promptly after receipt, a copy of each interim or special audit report and management letter issued by independent accountants with respect to Borrower and PPT or their financial records.


          (ii) Promptly upon its becoming available, each press release and each regular or periodic report and any registration statement or prospectus in respect thereof filed by Borrower or PPT with, or received by Borrower or PPT in connection therewith from, any securities exchange or the Securities and Exchange Commission, or any successor agency thereof, including, without limitation, each Form 10-K, 10-Q, and S-8 filed with the Securities and Exchange Commission.


          (iii) Promptly after the mailing or delivery thereof, copies of all material reports or other information from Borrower or PPT to its shareholders or partners (other than reports or other information delivered only to Responsible Officers or other employees of Borrower or PPT).


     (d) Notices. Notice, promptly after a Responsible Officer of Borrower knows of (i) the existence and status of any Litigation that, if determined adversely to any Company, could reasonably be expected to result in a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Document which could be or result in a Material Adverse Event, (iii) the receipt by any Company of notice of any violation or alleged violation of ERISA or any Environmental Law (which individually or collectively with other violations or allegations could reasonably be expected to result in a Material Adverse Event), or (iv) a Default or Potential Default, specifying the nature thereof and what action Borrower has taken, is taking, or proposes to take.


     (e) Change in Control. Promptly upon any Change in Control, notice of such event together with a description of the transaction giving rise thereto.

     (f) Other Information. Promptly upon reasonable request by Administrative Agent, information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies and opinions, certifications, and documents in addition to those mentioned in this Agreement.


     7.2 Use of Proceeds. Borrower shall use the proceeds of Borrowings only for the purposes represented in this Agreement.

     7.3 Books and Records. Borrower shall, and shall cause each Company to, maintain books,records, and accounts necessary to prepare financial statements in accordance with GAAP.

     7.4 Inspections. Upon reasonable notice and during normal business hours, Borrower shall, and shall cause each Company to, allow Administrative Agent (or its Representatives) to inspect any of their respective properties (subject to the inspection rights in any tenant leases), to review reports, files, and other records and to make and take away copies, and to discuss in the presence of Borrower or such other Company any of its affairs, conditions and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours.

     7.5 Taxes. Borrower shall, and shall cause each Company to, promptly pay prior to delinquency any and all Taxes, other than Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserves or other provisions required by GAAP have been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

     7.6 Payment of Obligations. Borrower shall, and shall cause each Company to, promptly pay (or renew and extend) all of their respective material obligations as they become due (unless any such obligations are being contested in good faith by appropriate proceedings).



     7.7 Expenses. Borrower shall promptly pay following demand (a) all costs, fees, and expenses paid or incurred by Agents in connection with the arrangement, syndication, and negotiation of the loan evidenced by this Agreement and the other Loan Documents and the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent (including in each case the reasonable fees and expenses of Agents' counsel), and (b) all costs, fees, and expenses of Agents and, after a Default, the Lenders incurred by any Agent or, after a Default, any Lender in connection with the enforcement of the obligations of any Obligor arising under the Loan Documents or the exercise of any Rights arising under the Loan Documents (including reasonable attorneys' fees, expenses, and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief Laws), all of which shall be a part of the Obligation and shall bear interest, if not paid upon demand, at the Default Rate until repaid.

     7.8 Maintenance of Existence, Assets, and Business. Each Obligor shall (a) maintain its trust, partnership, limited liability company, or corporate existence in good standing in its state of organization, and (b) except where not a Material Adverse Event (i) maintain its authority to transact business in good standing in all other states, (ii) maintain all licenses, permits, franchises, and Governmental Requirements necessary for its business, and (iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

     7.9 Insurance. Borrower shall, and shall cause each Company to, maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance reasonably acceptable to Administrative Agent concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. At Administrative Agent's request, Borrower shall, and shall cause each Company to, deliver to Administrative Agent evidence of insurance for each policy of insurance and evidence of payment of all premiums.

     7.10 Preservation and Protection of Rights. Borrower shall, and shall cause each Company to, perform the acts and duly authorize, execute, acknowledge, deliver, file, and record any additional writings as any Agent may reasonably deem necessary or appropriate to preserve and protect the Rights of Agents and the Lenders under any Loan Document.


     7.11  Environmental Laws. Borrower shall, and shall cause each Obligor to,
(a) operate and manage the Pool Properties and otherwise conduct its affairs in compliance with all Environmental Laws, except to the extent noncompliance could not reasonably be expected to result in a Material-Adverse Event, (b) promptly deliver to Administrative Agent a copy of any notice received from any Governmental Authority alleging that any Pool Property is not in compliance with any Environmental Law, and (c) promptly deliver to Administrative Agent a copy of any notice received from any Governmental Authority alleging that any potential environmental Liability exists with respect to any Pool Property.

     7.12  Indemnification.

     (a) As used in this section: (i) "Indemnitor" means the Companies; (ii) "Indemnitee" means each Agent, each Lender, each present and future Affiliate of
 ----------
each Agent or any Lender, each present and future Representative of each Agent, any Lender, or any of those Affiliates, and each present and future successor and assign of each Agent, any Lender, or any of those Affiliates or Representatives; and (iii) "Indemnified Liabilities" means all present and
                            -----------------------
future, known and unknown, fixed and contingent, administrative, investigative, judicial, and other claims, demands, actions, causes of action, investigations, suits, proceedings, amounts paid in settlement, damages, judgments, penalties, court costs, liabilities, and obligations -- and all present and future costs, expenses, and disbursements (including, without limitation, all reasonable attorneys' fees and expenses whether or not suit or other proceeding exists or any Indemnitee is party to any suit or other proceeding) in any way related to any of the foregoing -- that may at any time be imposed on, incurred by, or asserted against any Indemnitee and in any way relating to or arising out of any
(A) Loan Document or transaction contemplated by any Loan Document, (B) Environmental Liability in any way related to any Company, or any act, omission, status, ownership, or other relationship, condition, or circumstance contemplated by, created under, or arising pursuant to or in connection with any Loan Document, or (C) Indemnitee's sole or concurrent ordinary negligence.
                      ---------------------------------------------------



     (b) Each Indemnitor shall jointly and severally indemnify each Indemnitee from and against, protect and defend each Indemnitee from and against, hold each Indemnitee harmless from and against, and on demand pay or reimburse each Indemnitee for, all Indemnified Liabilities.

     (c) The foregoing provisions (i) are not limited in amount even if that amount exceeds the Obligation, (ii) include, without limitation, reasonable fees and expenses of attorneys and other costs and expenses of Litigation or preparing for Litigation and damages or injury to Persons, property, or natural resources arising under any statutory or common law, punitive damages, fines, and other penalties, and (iii) are not affected by the source or origin of any Hazardous Substance, and (iv) are not affected by any Indemnitee's investigation, actual or constructive knowledge, course of dealing, or waiver.

     (d) No Indemnitee is entitled to be indemnified under the Loan Documents for its or any of its Representatives' own fraud, gross negligence, or willful misconduct.

     (e) The provisions of and indemnification and other undertakings under this section survive the foreclosure of any Lien or any transfer in lieu of that foreclosure, the satisfaction of the Obligation, the termination of the Loan Documents, and the release of any or all Liens.

     7.13 REIT Status. At all times, PPT (including its organization and method of operations and those of its Consolidated Affiliates) shall qualify as a REIT.

     7.14 ERISA Exemptions. PPT shall qualify as a "real estate operating company" under the 29 C.F.R. (S) 2510.3-101(e) (or any successor regulation) or other appropriate exemption such that its assets shall not be deemed "plan assets" as defined in 29 C.F.R. (S) 2510.3-101(a)(1) (or any successor regulation) of any Employee Plan or Multiemployer Plan.

     7.15 Listed Company. The common shares of beneficial interest of PPT shall at all times be listed for trading and be traded on either the New York Stock Exchange or American Stock Exchange.

SECTION 8 NEGATIVE COVENANTS. Until the Obligation is paid in full, Borrower covenants and agrees as follows:

     8.1 Payment of Obligations. Borrower shall not, and shall not permit any Company to, voluntarily prepay principal of, or interest on, any Liabilities other than the Obligation, if a Default exists.

     8.2 Employee Plans. Except where a Material Adverse Event would not result, Borrower shall not, and shall not permit any Company to, permit any of the events or circumstances described in Section 6.10 to exist or occur.

     8.3 Liens. Borrower shall not, and shall not permit any Company to, (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon the Pool Properties, except Permitted Liens, or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on the Pool Properties except the Loan Documents. The following are "Permitted Liens":

           (i) Liens granted to Administrative Agent, for the ratable benefit of the Lenders, to secure the Obligation;

           (ii) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs;

           (iii) encumbrances consisting of zoning restrictions, easements, restrictive covenants, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use;

           (iv) Liens imposed by mandatory provisions of any Governmental Requirement such as for materialmen's, mechanic's, warehousemen's, and other like Liens arising in the ordinary course of business, securing payment of any Liability whose payment is not yet due or that is being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Administrative Agent) have been provided;

Credit Agreement                      26

           (v) Liens for taxes, assessments and governmental charges or assessments that are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Administrative Agent) have been provided;

           (vi) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Administrative Agent) have been provided; and

           (vii) Liens in favor of CIGNA securing Liabilities that have been paid in full and for which Lien releases and other agreements reasonably acceptable to Administrative Agent have been executed and delivered to Administrative Agent.

     If Lenders make the Third Advance, then, prior to the Scheduled Maturity Date, Borrower may, in connection with a Debt Issuance secured by the Secondary Terramics Pool Properties, request that the Lenders release the Secondary Terramics Pool Properties from the negative pledge set forth in this Section 8.3 and release any Guaranty of each Pledgor of the Secondary Terramics Pool Properties, subject to the following conditions precedent:

           (A) no Potential Default or Default exists or would result from such release or Debt Issuance; and

           (B) Borrower prepays the Term Loans in an amount equal to the greater of (1) sixty-five percent (65%) of the Approved Cost of the Terramics Pool Properties to be released, or (2) the Net Proceeds of such Debt Issuance.

     8.4 Transactions with Affiliates. Except as disclosed on Schedule 6.14 (as supplemented from time to time to reflect changes as a result of transactions permitted by this Agreement or approved by the Required Lenders), Borrower shall not, and shall not permit any Company to, enter into any material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     8.5 Compliance with Governmental Requirements and Documents. Borrower shall not, and shall not permit any Company to, (a) violate the provisions of any Governmental Requirements applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations, could reasonably be expected to result in Material Adverse Event,
(b) violate the provisions of its trust agreement, partnership agreement, charter, or bylaws, or (c) repeal, replace or amend any provision of its Constituent Documents if that action could reasonably be expected to result in a Material Adverse Event.

     8.6 Loans, Advances and Investments. Neither Borrower nor PPT shall, directly or indirectly, have or make any investments in: (a) properties consisting of raw land exceeding in the aggregate three percent (3%) of the Companies' Total Assets; (b) properties under construction having actual and budgeted costs exceeding in the aggregate twenty percent (20%) of the Companies' Total Assets; (c) except for Borrower's investment in Broadmoor Austin Associates, partnerships, joint ventures and similar entities accounted for on an equity basis (determined in accordance with GAAP) exceeding in the aggregate twelve and one-half percent (12.5%) of the Companies' Total Assets; (d)

Credit Agreement                      27
loans, mortgages, advances, and extensions of credit to Persons exceeding in the aggregate ten percent (10%) of the Companies' Total Assets; (e) the stock of any Person exceeding in the aggregate five percent (5%) of the Companies' Total Assets; or (f) the investments described in (a) through (e) above exceeding in the aggregate thirty-five percent (35%) of the Companies' Total Assets.

     8.7 Dividends and Distributions. Borrower shall not, and shall not permit any Company to, declare, make, or pay any Distribution other than (a) Permitted Distributions, and (b) Distributions declared, made, or paid by (i) Borrower or PPT wholly in the form of its capital stock or partnership interests, (ii) any Company (other than Borrower) to Borrower or to PPT. Borrower shall not, and shall not permit any Company to, enter into or permit to exist any arrangement or agreement (other than this Agreement) that prohibits it from paying distributions to its shareholders or partners.

     8.8 Sale of Assets. Except as otherwise permitted by the Loan Documents, Borrower shall not, and shall not permit any Company to, sell, assign, lease, transfer or otherwise dispose of any of its assets, other than (a) to Borrower or PPT, (b) occasional sales, leases or other dispositions of immaterial assets for consideration not less than fair market value, (c) sales, leases or other dispositions of assets that are obsolete or have negligible fair market value,
(d) sales of equipment for a fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment), and (e) sales or other transfers of assets, so long as both prior to and after giving effect to any such sale or other transfer, no Material Adverse Event, Potential Default, or Default exists.

     8.9 Mergers and Dissolutions. Borrower shall not, and shall not permit any Company to, merge or consolidate with any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution); provided, however, that the foregoing shall not operate to prevent mergers or consolidations of any Company into Borrower or another Company (if such transaction does not reduce the net worth of the Companies determined in accordance with GAAP).

     8.10 Assignment. Borrower shall not, and shall not permit any Company to, assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

     8.11 Fiscal Year and Accounting Methods. Without the prior written consent of Administrative Agent, Borrower shall not, and shall not permit any Company to, change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP).

     8.12 New Businesses. Borrower shall not, and shall not permit any Company to, engage in any type of business except the types of businesses in which they are presently engaged and any other reasonably related business.

     8.13 Government Regulations. Borrower shall not, and shall not permit any Company to, conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

     8.14 Pledgors. No Pledgor shall: (a) create, incur, assume, guarantee, or suffer to exist any Liabilities, other than (i) the Obligation, (ii) trade payables created in the ordinary course of business, (iii) endorsements of negotiable instruments in the ordinary course of business, (iv) contingent Liabilities covered by reserves or insurance, and (v) equipment leases incurred in the ordinary course of business; or (b) create, incur, or suffer or permit to be created or incur or exist any Lien upon any of its Assets, except Permitted Liens.

     8.15 Amendment of Constituent Documents. Borrower shall not permit any amendment of

Credit Agreement                      28
any Company's Constituent Documents, if any, which would materially and adversely affect Agents or Lenders or their respective Rights under the Loan Documents.

SECTION 9 FINANCIAL COVENANTS. So long as Administrative Agent and Documentation Agent are obligated to loan money to Borrower under the Revolving Credit Agreement, Borrower shall comply with the covenants set forth in Section 9 of the Revolving Credit Agreement. If either Administrative Agent or Documentation Agent is no longer a party to the Revolving Credit Agreement, pursuant to Section 13.11 therein or otherwise, or if the Revolving Credit Agreement is terminated, then Borrower shall comply with the covenants set forth in Section 9 of the Revolving Credit Agreement in effect at the time that either Administrative Agent or Documentation Agent, as applicable, is no longer a party to the Revolving Credit Agreement or as of the date of termination of the Revolving Credit Agreement, as applicable.

SECTION 10 DEFAULT. The term "Default" means the occurrence of any one or more of the following events:

     10.1 Payment of Obligation. The failure of Borrower or PPT to pay any principal of or any interest on the Obligation when it becomes due and payable under the Loan Documents, and (a) for the first (1st) such failure, if any, occurring in the first (1st) twelve (12) months of this Agreement, such failure shall continue for three (3) days after written notice thereof from Administrative Agent to Borrower, and (b) for any other such failures, such failure shall continue for five (5) days after such payment became due and payable.

     10.2 Covenants. The failure of Borrower (and, if applicable, any Company) to punctually and properly perform, observe, and comply with: (a) any covenant or agreement contained in Sections 7.1; or (b) any other covenant or agreement contained in any Loan Document (other than the covenants to pay the principal of and interest on the Obligation and the covenants in (a) preceding), and such failure shall continue (i) for thirty (30) days after the earlier to occur of the date (A) Borrower knows of, or (B) Borrower receives notice from Administrative Agent of, such failure, or (ii) sixty (60) days after such earlier date if such failure is not capable of being cured within thirty (30) days and Borrower is diligently pursuing cure thereof.

     10.3 Debtor Relief. Any Company (a) is not Solvent, (b) fails to pay its Liabilities generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of any Agent or any Lender granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within sixty (60) days after its filing).

     10.4 Judgments and Attachments. Any Company fails, within sixty (60) days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000.00 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against such Company's assets having a value (individually or collectively) of $1,000,000.00 unless such judgment, order for payment, warrant of attachment, sequestration, or similar proceeding is (a) stayed on appeal, (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP, or (c) covered by insurance acceptable to Administrative Agent.

     10.5 Government Action. (a) A final non-appealable order is issued by any Governmental Authority (including the United States Justice Department) requiring any Company to divest all or a substantial portion of its assets under any antitrust, restraint of trade, unfair competition, industry

Credit Agreement                      29
regulation, or similar Governmental Requirements, or (b) any Governmental Authority seizes or otherwise appropriates, or takes custody or control of, all or any substantial portion of the assets of any Company, other than through condemnation proceeding.

     10.6 Misrepresentation. Any material representation or warranty made by any Company contained in any Loan Document at any time proves to have been incorrect in any material respect when made and such misrepresentation shall continue for thirty (30) days after the earlier to occur of the date (a) Borrower knows of, or (b) Borrower receives notice from Administrative Agent of, such misrepresentation.

     10.7  Default Under Other Agreements.

     (a) Any Company shall fail to make any payment in respect of (i) any recourse Liability in excess of $1,000,000.00 when due or within any applicable grace period, or (ii) non-recourse Liability in excess of $25,000,000.00 when due or within any applicable grace period; or

     (b) The acceleration of the maturity of (i) any recourse Liability in excess of $1,000,000.00 of any Company, or (ii) any non-recourse Liability in excess of $25,000,000.00 of any Company, or default shall occur in the payment of any such Liabilities of any Company, or in respect of any note or credit agreement relating to any such Liabilities and such default shall continue for more than the period of grace, if any, specified therein or otherwise granted by the lender thereof.

     10.8 Validity and Enforceability of Loan Documents. Except in accordance with its terms or as otherwise expressly permitted by this Agreement, any Loan Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Governmental Authority to be null and void or its validity or enforceability is contested by any Company, or any Company denies that it has any further liability or obligations under any Loan Document to which it is a party.

     10.9 Management Changes. Individuals who were directors or trustees of PPT on the date hereof shall cease to constitute a majority of the board of directors of PPT, unless the Term Loans are extended pursuant to Section 3.18, whereupon during any period of twelve (12) consecutive calendar months, individuals who were directors or trustees of PPT on the first day of such period shall cease to constitute a majority of the board of directors of PPT; provided, however, that the directors or trustees of PPT may include new or replacement directors or trustees that (i) are an officer or employee of an Affiliate, (ii) are required in order (as a practical matter) for the majority of the board of directors or trustees of PPT to be independent directors or trustees, or (iii) are independent directors or trustees that are replacing another independent director or trustee whose term has expired or who has voluntarily resigned.

     10.10 Change in Control.  A Change in Control shall occur.

     10.11 Plan Assets. The assets of the Companies at any time constitute assets, within the meaning of ERISA, the Code and the respective regulations promulgated thereunder, of any Employee Plan or Multiemployer Plan.

SECTION 11 RIGHTS AND REMEDIES.

     11.1  Remedies Upon Default.

     (a) Debtor Relief. If a Default (i) occurs under Section 10.3(c) or (ii) occurs and is

Credit Agreement                      30
continuing under Section 10.3(a), (b) or (d), then the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

     (b) Other Defaults. If a Default occurs and is continuing, subject to the terms of Section 13.9(b), then Administrative Agent, upon the request of the Required Lenders, may do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 11.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) reduce any claim to judgment; and (iii) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Governmental Requirements of the State of Texas, or any other applicable jurisdiction.

     11.2 Waivers. To the extent permitted by applicable law, each Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

     11.3 Performance by Administrative Agent. If any covenant, duty, or agreement of Borrower is not performed in accordance with the terms of the Loan Documents, Administrative Agent may, while a Default exists, at its option, perform, or attempt to perform that covenant, duty, or agreement on behalf of Borrower (and any amount expended by Administrative Agent in its performance or attempted performance is payable by Borrower to Administrative Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Administrative Agent's expenditure until paid). However, neither Administrative Agent nor any Lender assumes or shall have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of Borrower.

     11.4 Not in Control. None of the covenants or other provisions contained in any Loan Document shall, or shall be deemed to, give Agents or the Lenders the Right to exercise control over the assets (including real property), affairs, or management of any Company.

     11.5 Course of Dealing. The acceptance by Agents or any Lender of any partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by any Agent or any Lender of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by any Agent or any Lender in exercising any Right under the Loan Documents will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise .

     11.6 Cumulative Rights. All Rights available to Agents and the Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Agents and the Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agents or the Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

     11.7 Application of Proceeds. Any and all proceeds ever received by any Agent or any Lender from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to Section 3.4.

     11.8 Certain Proceedings. Borrower shall promptly execute and deliver, or cause the

Credit Agreement                      31
execution and delivery of, all applications, certificates, instruments, and all other documents and papers any Agent reasonably requests in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrower agrees that Agents' and the Lenders' remedies at law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 12 AGENTS AND THE LENDERS.

     12.1  Agents.

     (a) Appointment. Each Lender appoints Administrative Agent (including, without limitation, each successor Agent in accordance with this Section 12) as its nominee and agent to act in its name and on its behalf (and Administrative Agent and each such successor accepts that appointment): (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to promptly distribute to it all Financial Statements, notices received hereunder, and other items specifically required to be delivered to it hereunder, and, upon request, such other material information, requests, documents, and items received under the Loan Documents;
(vi) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary or otherwise) in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Administrative Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Governmental Requirement.

     (b) Successor. Administrative Agent may assign all of its Rights and obligations as Administrative Agent under the Loan Documents to any of its Affiliates, which Affiliate shall then be the successor Administrative Agent under the Loan Documents. Administrative Agent may also voluntarily resign by giving thirty (30) days' prior written notice to Borrower and Lenders, and shall resign upon the request of the Required Lenders for cause (i.e., Administrative Agent is continuing to fail to perform its responsibilities as Administrative Agent under the Loan Documents). If the initial or any successor Administrative Agent ever ceases to be a party to this Agreement or if the initial or any successor Administrative Agent ever resigns (whether voluntarily or at the request of the Required Lenders), then the Required Lenders shall (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If the Required Lenders fail to appoint a successor Administrative Agent within thirty
(30) days after the resigning Administrative Agent has given notice of resignation or the Required Lenders have removed the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld), which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000.00 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P. Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations of Administrative Agent under the Loan Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Administrative Agent, or the successor Administrative Agent reasonably request to reflect the change. After any Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this Section inure to its benefit as to any actions taken or not taken by it while it was Administrative Agent under the Loan Documents. If Borrower fails to respond to any written request for any consent required in this Section 12.1(b) within ten (10) days after the date that Borrower receives such request, then Borrower shall be deemed to have given its consent to such request.

     (c) Rights as Lender. Each Agent, in its capacity as a Lender, has the same Rights under the Loan Documents as any other Lender and may exercise those Rights as if it were not acting as an Agent. The term "Lender," unless the context otherwise indicates, includes Agents. Administrative Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agents are not a fiduciary for Lenders or for Borrower but are simply acting in the capacities described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Agents have no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Documents, and that each Agent in its capacity as a Lender has the same Rights as any other Lender.

     (d) Other Activities. Any Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower or another Company, act as trustee or depositary for Borrower or another Company, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, no Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Loan Documents, any present or future offset exercised by any Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in any Agent's or any other Lender's possession or control that may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by any Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

     (e) Documentation Agent. Documentation Agent shall have no rights, duties, or obligations hereunder, except as specifically provided in this Agreement. Documentation Agent (a) may voluntarily resign by notice to Administrative Agent, the Lenders, and Borrower, and (b) shall resign upon the request of the Required Lenders for cause. Upon the resignation of Documentation Agent, the Required Lenders may elect to designate a successor Documentation Agent (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld), which must be a Lender who is a commercial bank having a combined capital and surplus of at least $1,000,000,000.00 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P.

     12.2 Expenses. Should Administrative Agent commence any proceeding or in any way seek to enforce its Rights under the Loan Documents, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent (including reasonable attorneys' fees and expenses) if Administrative Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any of the Loan Documents, or to enforce any rights of Administrative Agent or any of Borrower's or any other Company's obligations under any of the Loan Documents, but not with respect to any dispute between Administrative Agent and any other Lender(s). Any loss of principal and interest resulting from any Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that Administrative Agent determines that it is necessary to engage counsel for the Lenders from and after the occurrence of a Potential Default or Default, said counsel shall be selected by Administrative Agent and written notice of the same shall be delivered to the Lenders.

     12.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Share of the Obligation).

     12.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives. Administrative Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or that Lender (but nothing in this clause (a) permits Administrative Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a Responsible Officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or Administrative Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

     12.5  Limitation of Agents' Liability.

     (a) Exculpation. No Agent nor any of their Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and no Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this Agreement negates the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

     (b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent may be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If an Agent requests instructions from the Lenders, or the Required Lenders, as the case may be, with respect to any act or action in connection with any Loan Document, such Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may any Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against any Agent as a result of such Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Required Lenders.

     (c) Reliance. No Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of Borrower or PPT and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by such Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by such Agent) or furnished thereunder or in connection therewith, (iv) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. Each Lender agrees to indemnify each Agent and its Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Share of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever that may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents if such Agent and its Representatives are not reimbursed for such amounts by any Company.
Although each Agent and its Representatives have the right to be indemnified under this Agreement for its or their own ordinary negligence, each Agent and its Representatives do not have the right to be indemnified under this Agreement for its or their own fraud, gross negligence, or willful misconduct.

     12.6 Default. While a Default exists, the Lenders agree to promptly confer in order that the Required Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of the Lenders. Administrative Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Required Lenders. In actions with respect to any Company's property, Administrative Agent is acting for the ratable benefit of each Lender.

     12.7 Collateral Matters. So long as Borrower grants to Administrative Agent, for the benefit of Lenders, a Lien in the Pool Properties as provided in
Section 4.2 herein:

     (a) Each Lender authorizes and directs Administrative Agent to enter into the Loan Documents and agrees that any action taken by Administrative Agent concerning the Collateral (with the consent or at the request of the Required Lenders) in accordance with any Loan Document, that Administrative Agent's exercise (with the consent or at the request of the Required Lenders) of powers concerning the Collateral in any Loan Document, and that all other reasonably incidental powers are authorized and binding upon all Lenders.

     (b) Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Loan Documents related to the Collateral that may be necessary to perfect and maintain Administrative Agent's Liens in the Collateral, including, without limitation, making Protective Advances; provided, however, Administrative Agent shall not, without the consent of the Required Lenders, make any Protective Advances during any one (1) calendar year in excess of the sum of (i) amounts expended to pay real estate taxes, assessments, and governmental charges or levies imposed upon the Collateral, (ii) amounts expended to pay insurance premiums for policies of insurance related to the Collateral, and (iii) $250,000.00.

     (c) Except to use the same standard of care that it ordinarily uses for collateral for its sole benefit, Administrative Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that Administrative Agent's Liens, if applicable, have been or will be properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.

     (d) Administrative Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Loan Documents as it normally and customarily exercises in respect of similar collateral and security documents.

     (e) Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Liens upon any Collateral (i) constituting property being disposed of as permitted under any Loan Document or (ii) if approved, authorized, or ratified in writing by the Required Lenders. Upon request by Administrative Agent at any time, Lenders shall confirm in writing Administrative Agent's authority to release particular Collateral under this clause (e).

     (f) In the event any or all of the Collateral is acquired by Administrative Agent as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligation, title to any such Collateral or any portion thereof shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent (which in any case is authorized to do business in the state in which such Collateral is located), as agent, for the ratable benefit of Administrative Agent and the Lenders. Administrative Agent shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Required Lenders, or shall take such action as directed by the Required Lenders. Administrative Agent shall manage, operate, repair, administer, complete, construct, restore, or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent and other agents, contractors, and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Administrative Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Administrative Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge that if title to any Collateral is obtained by Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Required Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Agreement insofar as this Agreement is appropriate or applicable.

     12.8 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

     12.9 Relationship of Lenders. The Loan Documents do not create a partnership or joint venture among Agents and the Lenders or among the Lenders.

     12.10 Benefits of Agreement. None of the provisions of this Section inure to the benefit of any Company or any other Person except Agents and the Lenders. Therefore, no Company nor any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of any Agent or any Lender to comply with these provisions.

     12.11 Approval of Lenders.

     (a) All communications from Administrative Agent to the Lenders requesting the Lenders' determination, consent, approval, or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent, or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event (x) within thirty (30) days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by all Lenders, and (y) within fifteen (15) Business Days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by the Required Lenders, in each instance, after receipt of the request therefore by Administrative Agent (in either event, the "Lender Reply Period").

     (b) Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination.

SECTION 13 MISCELLANEOUS.

     13.1 Headings. The headings, captions and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents, nor affect the meaning thereof.

     13.2 Nonbusiness Days; Time. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a Eurodollar Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.


     13.3 Communications. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, demand or other communication from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answerback is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the fifth (5th) Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified mail, return receipt requested, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to a Loan Document is set forth on the attached
Schedule 1.

     13.4 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to Agents and their counsel.

     13.5 Survival. All covenants, agreements, undertakings, representations and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

     13.6 Governing Law. Except as expressly provided in a Loan Document, the Governmental Requirements (other than conflict-of-laws provisions) of the State of Texas and of the United States of America govern the Rights and duties of the parties to the Loan Documents and the validity, construction, enforcement and interpretation of the Loan Documents.

     13.7 Invalid Provisions. Any provision in any Loan Document held to be illegal, invalid or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agents, the Lenders, and Borrower agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable. However, if the provision held to be illegal, invalid or unenforceable is a material part of this Agreement, such invalid, illegal or unenforceable provision shall be, to the extent permitted by applicable law, replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such illegal, invalid or unenforceable clause or provision as the context thereof would reasonably allow, so that such clause or provision would thereafter be legal, valid and enforceable.

     13.8 Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN DOCUMENT, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OF ITS CONSOLIDATED AFFILIATES), (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT

Credit Agreement                      38

ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, (e) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (f) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each of its Consolidated Affiliates) acknowledges that these waivers are a material inducement to Administrative Agent's and each Lender's agreement to enter into a business relationship, that Administrative Agent and each Lender has already relied on these waivers in entering into this Agreement, and that Administrative Agent and each Lender will continue to rely on each of these waivers in related future dealings. Borrower (for itself and on behalf of each of its Consolidated Affiliates) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION
13.8 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, OR REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

     13.9  Amendments, Consents, Conflicts and Waivers.

     (a) Required Lenders. Unless otherwise specifically provided, (i) the provisions of this Agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrower and the Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement, and (ii) the Collateral Documents may only be the subject of an amendment, modification, or waiver that has been approved by Administrative Agent and Borrower.

     (b)  All Lenders.  Except as specifically otherwise provided in this
Section 13.9, any amendment to or consent or waiver under this Agreement or any Loan Document that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender: (i) extends the Scheduled Maturity Date or the Extended Maturity Date; (ii) extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation beyond the date specified in the Loan Documents; (iii) decreases any rate or amount of interest, fees, or other sums payable to Agents or Lenders under this Agreement (except such reductions as are contemplated by this Agreement); (iv) changes the definition of "Term Loan," "Term Loans," "Required Lenders," or "Pro Rata Share"; (v) increases any one or more Lenders' Loans; (vi) waives compliance with, amends, or fully or partially releases any Guaranty or any Collateral except as set forth in Section 8.3; (vii) permits any Obligor to assign any of its Rights or obligations hereunder or under any of the Loan Documents; (viii) waives or amends any of the conditions precedent to the extension of the Scheduled Maturity Date to the Extended Maturity Date set forth in Section 3.18(c); or
(ix) changes this clause (b) or any other matter specifically requiring the consent of

Credit Agreement                      39
all Lenders under this Agreement.

     (c) Agents. No amendment, modification, consent or waiver which modifies the rights, duties, or obligations of any Agent shall be effective without the consent of such Agent.

     (d) Conflicts. Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this Agreement.

     (e) Course of Dealing. No course of dealing or any failure or delay by any Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of any Agent or any Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by the Required Lenders or the Lenders, as appropriate, to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

     13.10 Multiple Counterparts. Any Loan Document may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of thereof, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by Borrower, each Lender, and each Agent. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Administrative Agent by each Lender, each Agent, and Borrower, or, in the case only of the Lenders, when Administrative Agent has received telecopied, telexed or other evidence satisfactory to it that each Lender has executed and is delivering to Administrative Agent a counterpart of this Agreement.

     13.11  Successors and Assigns; Participations.

     (a) Each Loan Document binds and inures to the benefit of the parties thereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation, except as permitted by this Section 13.4.

     (b) Subject to the provisions of this Section and in accordance with applicable law, any Lender may, in the ordinary course of its commercial banking business, at any time sell to one or more Eligible Assignees (each a "Participant") participating interests in its portion of the Obligation; provided that each such participation is not less than $10,000,000.00. The selling Lender shall remain a "Lender" under this Agreement (and the Participant shall not constitute a "Lender" under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Documents and shall remain the holder of its share of the Term Loans for all purposes under this Agreement. Borrower and Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with such Lender's Rights and obligations under the Loan Documents. Participants have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Section 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to such Lender under
Section 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification or waiver of any Loan Document, except to the extent the amendment, modification or waiver extends the due date for payment of any principal, interest or fees due under the Loan Documents, or reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement).

Credit Agreement                      40

However, if a Participant is entitled to the benefits of Section 3 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters described in the previous sentence, then such Lender must include a voting mechanism in the relevant participation agreement whereby a majority of its portion of the Obligation (whether held by it or participated) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of the Obligation.

     (c) Subject to the provisions of this Section, any Lender having a Term Loan equal to or greater than $10,000,000.00 may at any time, in the ordinary course of its commercial banking business, (i) without the consent of Borrower or Agents, assign all or any part of its Rights and obligations under the Loan Documents to any of its Affiliates (each a "Purchaser"), and (ii) upon the prior written consent of Agents, and so long as no Default or Potential Default exists, Borrower, such consents not to be unreasonably withheld, assign to any Eligible Assignee (each of which is also a "Purchaser") a proportionate part (not less than $10,000,000.00 and an integral multiple of $1,000,000.00) of all or any part of its Rights and obligations under the Loan Documents; provided that unless the Lender granting such assignment is assigning all of its Term Loan and Note hereunder, after giving effect to such assignment, the Lender granting such assignment shall retain a Term Loan of at least $10,000,000.00. Notwithstanding the foregoing, each Agent shall, at all times prior to its resignation or replacement as an Agent hereunder, retain a minimum Term Loan of $25,000,000.00. In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of the attached Exhibit E. Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Administrative Agent and (ii) payment of a fee of $3,000.00 from the transferor to Administrative Agent, from and after the assignment's effective date (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement to a corresponding extent, and, except as provided in the following sentence, no further consent or action by Borrower, the Lenders or Administrative Agent shall be required. Upon the consummation of any transfer to a Purchaser under this clause (c), the then-existing Schedule 1 shall automatically be deemed to reflect the name, address, and Term Loan of such Purchaser, Administrative Agent shall deliver to Borrower and the Lenders an amended Schedule 1 reflecting those changes, Borrower shall execute and deliver to each of the transferor Lender and the Purchaser a Note in the face amount of its respective Term Loan following transfer, and, upon receipt of its new Note, the transferor Lender shall return to Borrower the Note previously delivered to it under this Agreement. A Purchaser is subject to all the provisions in this Section as if it were a Lender signatory to this Agreement as of the date of this Agreement.

     (d) Any Lender may at any time, without the consent of Borrower or Administrative Agent, assign all or any part of its Rights under the Loan Documents to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

     (e) Until the Scheduled Maturity Date, each Agent shall identify and solicit prospective Purchasers or Participants to be assignees of or participants in the Rights and obligations of each Agent under this Agreement (in such capacity, "Syndicating Lenders") in an amount of up to $73,000,000.00. During such period, the Syndicating Lenders shall (i) not solicit or enter into any such assignment or participation except as provided in this Section 13.11(e), and (ii) refer each prospective Purchaser or Participant that expresses an interest in purchasing or acquiring any such assignment or participation to the other Syndicating Lender. Each Syndicating Lender, upon identifying any prospective Purchaser or Participant desiring to be an assignee of or participant in any portion of the Rights and obligations of the

Credit Agreement                      41

Syndicating Lenders under this Agreement, shall deliver written notice to the other Syndicating Lender of the terms of such transaction ("Proposed Syndication Transaction"). Each Syndicating Lender shall have the right to participate in such Proposed Syndication Transaction on the terms set forth in such notice by so notifying the other Syndicating Lender within five (5) days of receiving such notice. The assignment or participation effected by such Proposed Syndication Transaction shall be allotted equally to each participating Syndicating Lender. Notwithstanding anything contained to the contrary in Section 13.11(c), the aggregate assignments to a Purchaser by the Syndicating Lenders shall be in an aggregate amount of not less $10,000,000.00 or a greater integral multiple of $1,000,000.00.

     (f) No Lender may assign or participate all or any portion of its Rights or obligations under this Agreement to any Company or any Affiliate of any Company.

     (g) Borrower acknowledges that the Syndicating Lenders may use their Affiliates (other than a real estate development or management company) (and in the case of Documentation Agent, may use NationsBanc Capital Markets, Inc.) to assist in the syndication of their Rights and obligations under this Agreement. Borrower acknowledges and consents that the Syndicating Lenders may share information relating to Borrower, PPT, and the other Companies or the transactions contemplated hereby with their respective Affiliates (other than a real estate development or management company), and that such Affiliates may likewise share information relating to Borrower, PPT, and the other Companies or such transactions with the Syndicating Lenders.

     13.12 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Borrower's obligations under the Loan Documents remain in full force and effect until the Obligation is paid in full (except for provisions under the Loan Documents which by their terms expressly survive payment of the Obligation and termination of the Loan Documents). If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or any other obligor on the Obligation under any Loan Document is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the obligations of Borrower under the Loan Documents with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

     13.13 Entirety. THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS (EACH AS AMENDED IN WRITING FROM TIME TO TIME) EXECUTED BY BORROWER, ANY LENDER OR ANY AGENT REPRESENT THE FINAL AGREEMENT AMONG BORROWER, THE LENDERS AND AGENTS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     13.14 Effectiveness. This Agreement is executed on October 6, 1997, but shall not be effective until executed by all parties hereto and delivered to and accepted by Administrative Agent, and the other conditions set forth in Section 5 have been satisfied or waived by the Lenders in writing.

Credit Agreement                      42

        SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF OCTOBER 6, 1997
            BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
             NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE AGENT,
                BANK ONE, TEXAS, N.A., AS DOCUMENTATION AGENT,
                        AND THE LENDERS DEFINED THEREIN




     EXECUTED as of the day and year first mentioned.



                         PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,

                         a Delaware limited partnership,
                         as Borrower



                         By:  PRENTISS PROPERTIES I, INC.,
                              General Partner



                              By:
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------


Credit Agreement

        SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF OCTOBER 6, 1997
            BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
             NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE AGENT,
                BANK ONE, TEXAS, N.A., AS DOCUMENTATION AGENT,
                        AND THE LENDERS DEFINED THEREIN





                         NATIONSBANK OF TEXAS, N.A.,
                         as Administrative Agent and a Lender



                         By:
                              ----------------------------------------
                              Rick C. Bower
                              Vice President



Credit Agreement

        SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF OCTOBER 6, 1997
            BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
             NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE AGENT,
                BANK ONE, TEXAS, N.A., AS DOCUMENTATION AGENT,
                        AND THE LENDERS DEFINED THEREIN





                         BANK ONE, TEXAS, N.A.,
                         as Documentation Agent and a Lender



                         By:
                              -----------------------------------
                              Roderick Washington
                              Vice President


Credit Agreement

        SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF OCTOBER 6, 1997
            BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
             NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE AGENT,
                BANK ONE, TEXAS, N.A., AS DOCUMENTATION AGENT,
                        AND THE LENDERS DEFINED THEREIN





                              CRESTAR BANK, as a Lender



                              By:
                                   ----------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------


Credit Agreement

        SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF OCTOBER 6, 1997
            BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
             NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE AGENT,
                BANK ONE, TEXAS, N.A., AS DOCUMENTATION AGENT,
                        AND THE LENDERS DEFINED THEREIN





                              COMERICA BANK - TEXAS, as a Lender



                              By:
                                   -------------------------------
                                   Name:
                                        --------------------------
                                   Title:
                                         -------------------------


Credit Agreement

        SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF OCTOBER 6, 1997
            BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
             NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE AGENT,
                BANK ONE, TEXAS, N.A., AS DOCUMENTATION AGENT,
                        AND THE LENDERS DEFINED THEREIN





                              THE FIRST NATIONAL BANK OF CHICAGO, as a Lender



                              By:
                                   -------------------------------
                                   Name:
                                        --------------------------
                                   Title:
                                         -------------------------


Credit Agreement